UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2006

Sea Containers Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	1-7560	98-0038412
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

22 Victoria Street, Hamilton HM 12,  Bermuda

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code 441-295-2244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03              Bankruptcy or Receivership

On October 15, 2006, Sea Containers Ltd. (the “Company”) and its subsidiaries, Sea Containers Services Ltd. and Sea Containers Caribbean Inc., filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Chapter 11 Filing”).  No trustee, receiver or examiner has been appointed and the Company will operate as a debtor-in-possession.  On October 16, 2006 the Company initiated a complementary proceeding in Bermuda to facilitate the Chapter 11 Filing.  On October 17, 2006 the Company received approval for its “first day” motions from the United States Bankruptcy Court for the District of Delaware.  These motions provide the relief necessary to allow the Company to continue to operate in the normal course of business during its financial restructuring.  Included among the motions approved by the court are those relating to the Company’s ability to continue to pay employee salaries, wages and benefits in the ordinary course of business, to maintain its cash management systems, and to take other actions necessary to run the company with minimal disruption.  The Company intends to use the Chapter 11 reorganization process to complete its previously announced financial restructuring.

A press release of the Company, dated October 16, 2006, which provides more detail about the Chapter 11 Filing and certain related matters is attached hereto as Exhibit 99.1.  Also attached hereto as Exhibit 99.2 is a News Release, posted on the Company’s web site at www.seacontainers.com, which sets forth questions and answers relating to the Chapter 11 Filing and other related matters.  Exhibits 99.1 and 99.2 are incorporated herein in their entirety by reference.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated October 16, 2006
99.2	Questions and Answers News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEA CONTAINERS LTD.

By:	/s/ Ian C. Durant
Name: Ian C. Durant
Title: Vice President - Finance
and Chief Financial Officer

Date:  October 19, 2006

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated October 16, 2006
99.2	Questions and Answers News Release